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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 2, 2004 (except for Note 9, as to which the date is April 6, 2004), in the Registration Statement on Form S-1 and related Prospectus of Favrille, Inc. expected to be filed on or about April 7, 2004.

/s/ ERNST & YOUNG LLP

San Diego, California
April 7, 2004

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS